UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No. )

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Synalloy Corporation
(Name of Registrant as Specified in Its Charter)

Privet Fund LP Privet Fund Management LLC Ryan Levenson UPG Enterprises LLC Paul Douglass Christopher Hutter Andee Harris Aldo Mazzaferro Benjamin Rosenzweig John P. Schauerman
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Privet Fund LP and UPG Enterprises LLC, together with the other participants named herein (collectively, the “Stockholder Group”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of the Stockholder Group’s slate of highly qualified director nominees to the Board of Directors of Synalloy Corporation, a Delaware corporation (the “Company”), at the Company’s upcoming 2020 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On June 1, 2020, the Stockholder Group sent the following email to subscribers of www.StrengthenSynalloy.com:

UPG Enterprises' Chris Hutter sends letter to Synalloy employees and stakeholders.

Fellow Synalloy Stockholder,

In case you missed it, last week Chris Hutter sent a letter to Synalloy employees and stakeholders regarding the path to a brighter future.

In his letter, Mr. Hutter explains why he believes that installing new leadership can unlock significant value at Synalloy.

Through collaboration, innovation and operational excellence, Synalloy can be a superior partner to employees, customers, vendors and community stakeholders.

Mr. Hutter promises all stakeholders that he and his fellow nominees will help bring the roll-up-your-sleeves mentality of an operator to Synalloy’s boardroom and executive team.

Our five, highly-qualified director candidates will work to do what is best for employees, provide individual and collective growth opportunities, consider everyone’s opinions and act with integrity as we represent Synalloy.

You have a chance to install the right leadership with the right strategic plan at Synalloy by voting the WHITE proxy card at this year's Annual Meeting of Stockholders on June 30.

For more information on how to vote the WHITE proxy card, visit www.StrengthenSynalloy.com.

Read Mr. Hutter's Letter

Hear what others have to say about our nominees.

Our nominees possess the skills necessary to end years of mismanagement and underperformance by executing a turnaround plan at Synalloy.